UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

JCM PARTNERS, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JCM PARTNERS, LLC
P.O. Box 3000
Concord, CA 94522-3000

NOTICE OF ANNUAL MEETING OF MEMBERS

To be held June 22, 2004

To Our Members:

Notice is hereby given that the Annual Meeting of the Members of JCM Partners, LLC, will be held on June 22, 2004, at 5:00 p.m. (local time), at the Holiday Inn, 300 J Street, Sacramento, California. The Annual Meeting is called for the purpose of considering and acting on the following matters:

1.	To elect three Group II Managers, each to serve for a term of three years or until their respective successors have been elected and qualified;

2.	To amend the Certificate of Designations of the Class 1 Units to provide that:

•	JCM may redeem any Class 1 Units put to the Company pursuant to the Class 1 Units’ put right at any time on or before June 30, 2007, provided our Board has decided not to liquidate the Company;

•	Any such redemptions may be made at JCM’s discretion and need not be made pro rata or pursuant to any other procedure; and

•	The holders of Class 1 Units, who have put their Class 1 Units pursuant to the put right, will be entitled to receive any distributions paid on such holders’ put Class 1 Units that are payable to holders of record on or after July 1, 2006 without such distributions being credited against the put right’s exercise price (i.e., the redemption price for the Class 1 Units) if JCM has not redeemed such put Class 1 Units by June 30, 2006;

3.	To amend the Certificate of Designations of the Class 2 Units to provide that:

•	JCM may redeem any Class 2 Units put to the Company pursuant to the Class 2 Units’ put right at any time on or before June 30, 2012, provided our Board has decided not to liquidate the Company;

•	Any such redemptions may be made at JCM’s discretion and need not be made pro rata or pursuant to any other procedure; and

•	The holders of Class 2 Units, who have put their Class 2 Units pursuant to the put right, will be entitled to receive any distributions paid on such holders’ put Class 2 Units that are payable to holders of record on or after July 1, 2011 without such distributions being credited against the put right’s exercise price (i.e., the redemption price for the Class 2 Units) if JCM has not redeemed such put Class 2 Units by June 30, 2011; and

4.	To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only Members of record at the close of business on May 1, 2004 are entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. In order to assure that a quorum is present at the Annual Meeting, you are urged to sign and mail the enclosed ivory (for Class 1 Units), lavender (for Class 2 Units) and tan (for Class 3 Units) colored proxy forms, as applicable, at once, even though you may plan to attend in person. If you own more than one Class of Units, you need to return a separate proxy form for each Class of Units you own. We have included in this package an addressed, stamped envelope to use when mailing your proxy or proxies. We also encourage you to read the enclosed Proxy Statement carefully. The Proxy Statement contains information relevant to the actions to be taken at the meeting.

By order of the Board of Managers,

Michael W. Vanni
Concord, California
Chairman
May 17, 2004

JCM PARTNERS, LLC

P.O. Box 3000
Concord, CA 94522-3000

PROXY STATEMENT

ANNUAL MEETING OF MEMBERS

To be held June 22, 2004

      This Proxy Statement is furnished to the holders of membership interest units (“Units”) of JCM Partners, LLC, a Delaware limited liability company (“JCM”, the “Company”, “we”, “us” or “our”), in connection with the solicitation of proxies by the Company’s Board of Managers (the “Board”) for use at the Annual Meeting of members (“Members”) of the Company to be held at the Holiday Inn, 300 J Street, Sacramento, California, on June 22, 2004, at 5:00 p.m. (local time) and for any postponements or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Members. This Proxy Statement and the accompanying proxy forms are being released for mailing to the Members on or about May 17, 2004.

      At the Annual Meeting, Members will be asked to:

•	Elect three Group II Managers, each to serve for a term of three years or until their respective successors have been elected and qualified (Proposal 1);

•	Amend the Certificate of Designations of the Class 1 Units to provide that:

°	JCM may redeem any Class 1 Units put to the Company pursuant to the Class 1 Units’ put right at any time on or before June 30, 2007, provided our Board has decided not to liquidate the Company;

°	Any such redemptions may be made at JCM’s discretion and need not be made pro rata or pursuant to any other procedure; and

°	The holders of Class 1 Units, who have put their Class 1 Units pursuant to the put right, will be entitled to receive any distributions paid on such holders’ put Class 1 Units payable to holders of record on or after July 1, 2006 without such distributions being credited against the put right’s exercise price (i.e., the redemption price for the Class 1 Units) if JCM has not redeemed such put Class 1 Units by June 30, 2006 (Proposal 2); and

•	Amend the Certificate of Designations of the Class 2 Units to provide that:

°	JCM may redeem any Class 2 Units put to the Company pursuant to the Class 2 Units’ put right at any time on or before June 30, 2012, provided our Board has decided not to liquidate the Company;

°	Any such redemptions may be made at JCM’s discretion and need not be made pro rata or pursuant to any other procedure; and

°	The holders of Class 2 Units, who have put their Class 2 Units pursuant to the put right, will be entitled to receive any distributions paid on such holders’ put Class 2 Units payable to holders of record on or after July 1, 2011 without such distributions being credited against the put right’s exercise price (i.e., the redemption price for the Class 2 Units) if JCM has not redeemed such put Class 2 Units by June 30, 2011 (Proposal 3).

      Your vote is important. In order to pass Proposal 2, we need to receive the affirmative vote of a majority (over 50%) of (i) the Class 1 Units present (either in person or by proxy) and entitled to vote at the Annual Meeting, provided we have a quorum (over 50%) of the outstanding Class 1 Units present (in person or by proxy) at the meeting, and (ii) all the Units present (either in person or by proxy) and entitled to vote at the Annual Meeting voting together as a single group (i.e., Classes 1, 2 and 3 voting together). In order to pass Proposal 3, we need to receive the affirmative vote of a majority (over 50%) of (i) the Class 2 Units present (either in person or by proxy) and entitled to vote at the Annual Meeting, provided we have a quorum of the outstanding Class 2 Units present (in person or by proxy) at the meeting, and (ii) all the Units present (either in person or by proxy) and entitled to vote at the Annual Meeting voting together as a single group. As we have indicated, the required Class vote on Proposals 2 and 3 can be held only if a quorum (over 50%) of the applicable Class of Units is present (in person or by proxy) at the meeting. Therefore, for example, if a majority of the Class 2 Units is not represented at the meeting in person or by proxy, then we cannot hold the separate required Class vote on Proposal 3, and Proposal 3 will not pass. Therefore, we urge you to return the enclosed proxy card(s) to ensure that your Units are represented at the Annual Meeting.

      The Board recommends you vote “FOR” the election of Mangers and “FOR” Proposals 2 and 3 as set forth above. Accordingly, we urge you to sign and return the accompanying ivory, lavender or tan-colored proxy forms, as applicable, whether or not you plan to attend the Annual Meeting. If you do not attend, you may vote by ballot at the Annual Meeting, which will cancel any proxy or proxies you have previously given.

QUESTIONS AND ANSWERS

Q: Why am I receiving this Proxy Statement and proxy form(s)?

A: You are receiving a Proxy Statement and proxy form(s) because you own Units of the Company. This Proxy Statement describes issues on which we would like you to vote. It also gives you information about these issues so that you can make an informed voting decision.

When you sign the proxy form(s), you appoint Michael W. Vanni, Gayle M. Ing and Marvin Helder as your representatives at the meeting. Messrs. Vanni and Helder and Ms. Ing will vote your Units at the meeting as you have instructed them on the proxy form. This way, your Units will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy form(s) in advance of the meeting, just in case your plans change. You can always decide to vote in person.

Q: What is the record date and who can vote?

A: The record date is May 1, 2004. Only holders of Units of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q: How many Units are outstanding?

A: As of the record date, the Company had 90,152,151 Units outstanding, including 45,528,362 Class 1 Units, 12,217,382 Class 2 Units and 32,406,407 Class 3 Units. This includes 12,669,701 Units, including 6,555,966 Class 1 Units, 1,706,013 Class 2 Units and 4,407,722 Class 3 Units, held by our subsidiary, JCM Properties, LLC.

Q: How do I vote?

A: You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy form(s) and mail your proxy form(s), as applicable, in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy form(s), your Units will be voted in accordance with your instructions. If you return a signed form(s) but do not provide voting instructions, your Units will be voted based on the recommendations of the Board. We will pass out written ballots to anyone who wants to vote at the Annual Meeting.

Q: Why are there three different colored proxy forms this year?

A: Pursuant to the changes adopted at the Annual Meeting of Members in 2003 and actions taken by your Board, we now have three separate classes of Units — Class 1 Units, Class 2 Units and Class 3 Units. The proposed changes to the Certificates of Designations of the Class 1 Units and the Class 2 Units must be approved by a majority of each affected Class voting separately, as well as by all of the Units voting together as a single group. Therefore, we need to be able to keep track of the number of Units of each class that has attended the Annual Meeting (either in person or by proxy) and has voted for, against, or abstained from each of Proposals 2 and 3. For that reason, we have assigned a separately-colored form for each Class of Units. Ivory-colored forms are used for Class 1 Units; lavender-colored forms are used for Class 2 Units; and tan-colored forms are used for Class 3 Units. You have been provided with an appropriately colored form for each Class of Units you own, with one form for each book-entry certificate.

Q: How many votes do you need to hold the meeting?

A: A majority of the Company’s outstanding Units as of the record date, or 45,076,076 Units, must be present (in person or by proxy) at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Units owned by our subsidiary, JCM Properties, LLC, are counted in determining a quorum.

Proposals 2 and 3, however, require a separate vote of the Class 1 and Class 2 Units, respectively. For purposes of this Class vote, the determination of a quorum will be by reference to the Class of Units entitled to the separate Class vote only. Therefore, a majority of the Class 1 Units must be present (in person or by proxy) at the Annual Meeting in order for us to hold a valid vote on Proposal 2, and a majority of the Class 2 Units must be present (in person or by proxy) at the Annual Meeting in order for us to hold a valid vote on Proposal 3.

Q: What if I abstain from voting?

A: Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of the vote for Managers, but will count as a vote against Proposals 2 and 3. Units owned by our subsidiary, JCM Properties, LLC, are voted in proportion to the affirmative and negative votes cast for Proposals 2 and 3. Accordingly, if you abstain, you will have no influence over how the Units owned by our subsidiary will be voted on Proposals 2 and 3.

Q: What am I voting on?

A: You are being asked to vote on the election of three Group II Managers and amendments to the Certificates of Designations of the Class 1 Units and Class 2 Units to:

•	Permit us to redeem any Units put to us at any time after the put right is exercised and our Board has determined not to liquidate us, instead of only on June 30, 2007, in the case of the Class 1 Units and June 30, 2012, in the case of the Class 2 Units;

•	Allow us to redeem such Units at our discretion and not pro rata or pursuant to any other procedure; and

•	Provide that for any Units not redeemed by us pursuant to the put right within one year of the applicable put right record date (i.e., June 30, 2006, in the case of the Class 1 Units and June 30, 2011, in the case of the Class 2 Units), any distributions paid on such Units thereafter will no longer be credited against the exercise price ultimately paid by us for the applicable Class of put Units.

Q: How many votes must the nominees have to be elected?

A: The three nominees to receive the greatest number of votes cast will be elected Managers.

Q: What are cumulative voting rights?

A: Cumulative voting means that in the election of Managers, you have the number of votes equal to the number of Managers to be elected (three) multiplied by the number of Units you own. You can give one nominee all of your votes or distribute your votes among the nominees as you see fit. Members only have cumulative voting rights if at least one Member notifies us at least 10 days before the Annual Meeting that they intend to cumulate their votes. We will announce at the Annual Meeting if you will have cumulative voting rights in the election of Managers. We have also provided a method on the proxy form for you to indicate how you would like your votes distributed if cumulative voting applies.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the voting results at the Annual Meeting and in our July letter to Members. We will also publish the results in our quarterly report on Form 10-Q for the second quarter of 2004, or possibly in a Form 8-K that we may choose to file earlier. We will file that report with the Securities and Exchange Commission (“SEC”). You can obtain a copy of any of our SEC filings through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room.

MEETING INFORMATION

Date, Time and Place

      The Annual Meeting will be held on June 22, 2004 at 5:00 p.m. (local time), at the Holiday Inn, 300 J Street, Sacramento, California.

Record Date; Voting Rights

      Only holders of Units as of the close of business on May 1, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, there were 90,152,151 Units outstanding, including 45,528,362 Class 1 Units, 12,217,382 Class 2 Units and 32,406,407 Class 3 Units. More than 50% in interest of the Units entitled to vote at the meeting on any matter and represented at the Annual Meeting, in person or by proxy, will constitute a quorum for purposes of conducting the annual meeting and for purposes other than the required Class vote on Proposals 2 and 3. More than 50% in interest of the Class 1 Units will constitute a quorum for purposes of the separate Class vote of the Class 1 Units with respect to Proposal 2, and more than 50% in interest of the Class 2 Units will constitute a quorum for purposes of the separate Class vote of the Class 2 Units with respect to Proposal 3.

      Holders of Units who have not yet been admitted as Substitute Members in accordance with Section 1.4.2 of the Operating Agreement are referred to as “Assignees.” Assignees are not entitled to vote their Units directly and, therefore, may not authorize proxies to vote their Units. Pursuant to Section 2.3.7 of the Operating Agreement and Section 6.3(c) of our Third Restated Bylaws, the Board has the authority to exercise the voting rights of the Units held by Assignees in accordance with such Assignees’ written instructions. Therefore, Assignees who execute and return a proxy form will be deemed to be authorizing the Board to vote their Units in the manner instructed. The Board will appoint a proxy to vote the Units for which the Board has been given authority to vote. If no proxy or other written instructions are received from an Assignee, that Assignee’s Units will not be voted at the Annual Meeting.

      Each outstanding Unit is entitled to one vote on all matters to be acted on at the Annual Meeting, except that (i) the Class 1 Units have a separate class vote on Proposal 2, (ii) the Class 2 Units have a separate class vote on Proposal 3; and (iii) in certain circumstances Members have cumulative voting rights with respect to the election of Managers pursuant to the procedures set forth in the Operating Agreement. Cumulative voting entitles a Member to give one nominee the number of votes equal to the number of Managers to be elected (three) multiplied by the number of Units owned by such Member, or to distribute his or her votes on the same principle between two or more nominees as the Member sees fit. For example, under cumulative voting if you own 100 Units, you would have 300 votes to allocate among the nominees. You could allocate 100 to each nominee, all 300 to one nominee or divide the 300 votes among the three nominees however you see fit. Members are not entitled to cumulate votes, however, unless (i) the name(s) of the candidate(s) for whom they are voting has been placed in nomination prior to the voting and (ii) at least one Member has given notice at least ten days before the meeting that he or she intends to cumulate votes. The nominees receiving the greatest number of votes cast at the Annual Meeting, up to the number of Managers to be elected, will be elected as Managers, assuming that a quorum is present. Votes against any candidate and votes withheld will not have any affect on the outcome of the vote for election of Managers.

      At the Annual Meeting, we will notify you if Members have become eligible to cumulate votes. For your convenience, we have provided a means to indicate how you would like your votes to be allocated if Members become entitled to cumulate votes at the Annual Meeting. If Members are not permitted to cumulate votes at the meeting, votes will be divided equally among the nominees for whom authority to vote is not withheld.

      With respect to Proposal 2, approval will require the affirmative vote of a majority (over 50%) of (i) the Class 1 Units present (either in person or by proxy) and entitled to vote at the Annual Meeting and (ii) all the Units present (either in person or by proxy) and entitled to vote at the Annual Meeting voting together as a single group. With respect to Proposal 3, approval will require the affirmative vote of a majority (over 50%) of (i) the Class 2 Units present (either in person or by proxy) and entitled to vote at the Annual Meeting and (ii) all the Units present (either in person or by proxy) and entitled to vote at the Annual Meeting voting together as a single group. Units held by holders who abstain from voting will be treated as being “present” and “entitled to vote” on Proposals 2 and 3, and, therefore, an abstention will have the same legal effect as a vote against these proposals. A failure to vote, however, will not have any affect on the outcome of the vote on Proposals 2 and 3, since the results are based on obtaining the approval of the votes “present” and “entitled to vote” at the meeting.

      Of the 90,152,151 Units outstanding, 12,669,701 Units are held by our subsidiary, JCM Properties, LLC (“JCM Properties”). Units held by JCM Properties are considered outstanding for quorum and voting purposes, and will be voted by the Board in the same proportion for and against Proposals 2 and 3, as Units held by Members who are not our subsidiaries (without regard to abstentions). The Units held by JCM Properties will not be voted, however, for the election of Managers.

Voting and Revocation of Proxies

      If the enclosed proxy form(s) is properly executed and returned to us in time to be voted at the Annual Meeting, the Units represented thereby will be voted in accordance with the instructions marked on the form. Executed but unmarked proxies will be voted one vote per Unit for each of the nominees proposed by the Board and for Proposals 2 and 3. The duly appointed proxy holders may, in their discretion, vote upon such other matters as may properly come before the Annual Meeting.

      Members may revoke their proxy at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to our Secretary before the meeting, or by attending the meeting and voting in person.

Solicitation of Proxies

      We will bear the cost of soliciting proxies in the form enclosed. In addition to soliciting proxies by mail, we may also solicit proxies personally or by telephone through our Managers, officers and employees.

BENEFICIAL OWNERSHIP

      The following table sets forth, as of April 16, 2004, the number and percentage of Units owned of record and beneficially by each person known by us to own beneficially more than 5% of the outstanding Units of any Class of Units, our chief executive officer, two other executive officers, each of our Managers and all of our Managers and executive officers as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC computing the number of Units beneficially owned by a person and the percentage ownership of that person.

      Except as otherwise indicated, and subject to applicable community property laws, the persons named on the next page have sole voting and investment power with respect to all Units held by them. Applicable percentage ownership in the following table is based on 90,152,151 Units outstanding as of April 16, 2004, of which 39,567,303 Class 1 Units, 10,784,486 Class 2 Units and 27,508,761 Class 3 Units are outstanding and excluding 12,291,601 Units held by our subsidiary, JCM Properties consisting of 12,084,347 Class 1 Units, 19,657 Class 2 Units and 187,597 Class 3 Units.(1)

(1)	As of May 1, 2004 record date, JCM Properties will have converted the 12,291,601 Units owned by JCM Properties, so that JCM Properties will own 6,246,366 Class 1 Units, 1,702,513 Class 2 Units and 4,342,722 Class 3 Units. In addition, as of the May 1, 2004 record date, JCM Properties will own additional Units due to repurchases made by JCM Properties in April 2004.

	Class 1 Units		Class 2 Units		Class 3 Units		All Units

	Number	% of	Number	% of	Number	% of	Total	% of
	of Units	Class	of Units	Class	of Units	Class	Units	Units
Name of Beneficial Owner	Owned	Owned	Owned	Owned	Owned	Owned	Owned	Owned

Christian Reformed Home Missions	5,178,027	13.1%	—		—	—	5,178,027	6.7%
2850 Kalamazoo Avenue Grand Rapids, MI 49560
Kenneth J. Horjus(1)	5,178,027	13.1%	—	—	—	—	5,178,027	6.7%
Barnabas Foundation	4,922,148	12.4%	—	—	—	—	4,922,148	6.3%
18601 North Creek Dr., #B Tinley Park, IL 60477-6399
Henry Doorn, Jr.(2)	4,922,148	12.4%	—	—	—	—	4,922,148	6.3%
Henry Conversano			2,219,603	20.6%			2,219,603	2.9%
Frank Deppe					2,121,265	7.7%	2,121,265	2.7%
Marvin J. Helder					381,100	1.4%	381,100	*
Gayle M. Ing(3)	710,035	1.8%					710,035	*
James H. Mol(4)					100,864	*	100,864	*
Lois B. Mol					3,162,301	11.5%	3,162,301	4.1%
Neal Nieuwenhuis	339,561	*			50,453	*	390,014	*
Brian Rein(5)	51,623	*					51,623	*
Cornelius Stam			120,912	1.1%			120,912	*
Michael W. Vanni(3)	710,035	1.8%					710,035	*
All Managers and executive officers as a group (12 persons)	11,201,394	28.3%	2,340,515	21.7%	5,815,983	21.1%	19,357,892	24.9%

*	Represents ownership that does not exceed 1% of our outstanding Units.

(1)	The number of Units indicated in the table as being beneficially owned by Mr. Horjus consists of Units registered in the name of Christian Reformed Home Missions. Mr. Horjus is the Director of Finance and Administration for the Christian Reformed Church in North America, an affiliate of Christian Reformed Home Missions. Mr. Horjus disclaims beneficial ownership of the 5,178,027 Units held by Christian Reformed Home Missions.

(2)	The number of Units indicated in the table as being beneficially owned by Mr. Doorn consists of Units registered in the name of Barnabas Foundation. Mr. Doorn is the Executive Director of Barnabas Foundation. Mr. Doorn disclaims beneficial ownership of the 4,922,148 Units held by Barnabas Foundation.

(3)	Ms. Ing and Mr. Vanni hold 710,035 Units as community property, through Mr. Vanni’s ownership of Computer Management Corporation Pension and Profit Sharing Trust.

(4)	Consists of 100,864 Units owned by A&J Investors, LLC, in which Mr. Mol owns a 50% interest.

(5)	Includes 35,897 Units in an IRA owned by Mr. Rein’s spouse.

PROPOSAL 1 — ELECTION OF MANAGERS

      Our Operating Agreement provides for a Board consisting of at least seven, but not more than 13, Managers, with the exact number of Managers to be set from time to time by the Board. Currently, the size of the Board is set at ten. Our Operating Agreement also provides that our chief executive officer sits as a Manager and occupies one of the seats on the Board, and can be removed and replaced solely by the Board. Therefore, our Chief Executive Officer, Gayle M. Ing, is not being nominated as a Manager for election at the Annual Meeting but will continue to sit on the Board after the Annual Meeting.

      The Elected Managers are divided into three groups having staggered three-year terms, as nearly equal in number as reasonably possible, with terms currently expiring at the upcoming Annual Meeting, the Annual Meeting of Members to be held in 2005 and the Annual Meeting of Members to be held in 2006. At the Annual Meeting, three Group II Managers will be elected by the Members to serve a three-year term or until the election and qualification of a successor.

      The Board has designated Henry Conversano, Henry Doorn, Jr., and Neal Nieuwenhuis to be nominees for election as Group II Managers. We have no reason to believe that any of the nominees will be unavailable for election. Should any nominee become unavailable for any reason, however, the Board may designate a substitute nominee. The proxy holders intend (unless authority has been withheld) to vote for the election of the nominees.

      All of the nominees currently serve as Managers on our Board and all of the nominees have consented to being named in this Proxy Statement and to serve if elected.

      The following sets forth the names and ages, as of May 1, 2004, of the nominees for election to our Board, the managers whose terms will continue after the Annual Meeting and the Chief Executive Officer who is designated a Manager automatically and is not elected by the Members, the Manager Group Number, their respective positions and offices with the Company, the period during which each has served as a Manager and their principal occupations or employment during the past five years.

Name	Manager Group	Age	Position

Kenneth J. Horjus	Group I	66	Manager
James H. Mol	Group I	44	Manager
Michael W. Vanni	Group I	64	Manager and Chairman of the Board
Henry Conversano	Group II	72	Manager
Henry Doorn, Jr.	Group II	44	Manager
Neal Nieuwenhuis	Group II	71	Manager
Frank Deppe	Group III	80	Manager
Marvin J. Helder	Group III	54	Manager and Vice Chairman of the Board
Lois B. Mol	Group III	69	Manager
Gayle M. Ing	*	54	Manager, Chief Executive Officer, President, Secretary and Tax Matters Partner

*	The Chief Executive Officer is automatically designated a Manager under the Operating Agreement and is not elected by the Members.

     Mrs. Mol and Mr. Mol are mother and son. Mr. Vanni and Ms. Ing are husband and wife. There are no other family relationships among Managers, executive officers or persons chosen by us to be nominated as a Manager or appointed as an executive officer of the Company or any of our subsidiaries.

      Gayle M. Ing has been a Manager and our President, Chief Executive Officer, Secretary and Tax Matters Partner since April 11, 2001. Ms. Ing was also our Chief Financial Officer from April 11, 2001 until October 2002. From March 15, 2001 until April 11, 2001, Ms. Ing served as a consultant to us through Computer Management Corporation. Prior to that, from December 1996 until March 2001, Ms. Ing was a management consultant, also through Computer Management Corporation, and was a volunteer with a child services facility. Ms. Ing served as the Vice President and Business Manager for Electronic Banking at Bank of America from January 1994 to November 1996.

Nominees for Group II Managers With Terms Expiring in 2007

      Henry Conversano has been a Manager since June 2000. Since 1969, Mr. Conversano has been the President of Henry Conversano and Associates Designers, a thematic design company for commercial entertainment properties.

      Henry Doorn, Jr., has been a Manager since June 2001. From June 2000 to June 2001, Mr. Doorn was the authorized board representative of one of our former entity Managers, Barnabas Foundation, an Illinois nonprofit organization formed to provide planned gifting services to Christian charitable organizations. Mr. Doorn has been the Executive Director of Barnabas Foundation since September 2000. Before joining Barnabas Foundation in September 2000, Mr. Doorn was the managing partner and chief financial officer of Brinson Partners, Inc., an investment management firm for institutional investors, for over ten years.

      Neal Nieuwenhuis has been a Manager since July 2000. Mr. Nieuwenhuis has been retired since 1990. Prior to 1990, he was President and owner of an industrial catering and vending company.

Continuing Group III Managers With Terms Expiring in 2005

      Frank Deppe has been a Manager since June 2000. Mr. Deppe has been retired since 1989. He currently serves as a director of Fasteners Inc., Southwestern Supply and Toolup.com Inc., which are all private tool and accessory supply companies.

      Marvin J. Helder has been a Manager and Vice Chairman of our Board since June 2000. Mr. Helder has been the President of Helder Construction, a commercial and residential construction and property management company, for the past eight years.

      Lois B. Mol has been a Manager since June 2000. Mrs. Mol has been the Vice President of Manufacturers Supply Company (“Mansco”), a wholesale fastener supply company, a director of SAE, a private wholesale fastener supply company, and the President of Fastener World, a surplus fastener supply company, since February 2000. Additionally, Mrs. Mol has been the Chairman of the Hardship Assistance Fund of the Jacob C. Mol Family Foundation, which has provided interim financial assistance to individuals in need, since February 2000. Moreover, Mrs. Mol has been President of Mol Investment Management, LLC, a private investment entity, since 2001. During the three years prior to February 2000, Mrs. Mol devoted a large portion of her time to her home and family.

Continuing Group I Managers With Terms Expiring in 2006

      Kenneth J. Horjus has been a Manager since June 2001. From June 2000 to June 2001, Mr. Horjus was the authorized board representative of one of our former entity Managers, Christian Reformed Home Missions. Since 1997, Mr. Horjus has been the Director of Finance and Administration for the Christian Reformed Church in North America. Prior to his employment with the Christian Reformed Church, Mr. Horjus was a Senior Consultant for The Greytone Group, a management consulting firm.

      James H. Mol has been a Manager since June 2003. Mr. Mol is the founder and President of both Manufacturers Supply Company (“Mansco”), a wholesale fastener supply company, and Complete Information Systems, LLC (“CIS”), a computer consulting and custom programming company. Mr. Mol is also a manager and 50% owner of A&J Investors, LLC, a private investment company (“A&J”). Mr. Mol has held his positions with Mansco, CIS and A&J from 1991, 2000 and 2001, respectively.

      Michael W. Vanni has been a Manager and Chairman of our Board since June 2000. Since 1978, Mr. Vanni has been the President of Computer Management Corporation, a data processing consulting company.

Board Committees

      Our Board has established a Compensation Committee, an Audit Committee and a Nominating Committee.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation for our executive officers. The current Members of the Compensation Committee are Messrs. Horjus, Doorn and Mol. The Compensation Committee held two meetings during 2003.

      The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The current Members of the Audit Committee are Messrs. Deppe, Mol and Nieuwenhuis. Although our Units are not listed on the Nasdaq National Market or Nasdaq SmallCap Market, each Member of the Audit Committee is independent as defined by the National Association of Securities Dealers’ (“NASD”) listing standards. The Audit Committee held five meetings during 2003.

      Our Board of Managers has determined that no member of the Audit Committee qualifies as an Audit Committee financial expert as defined by SEC rules. Members of the Board who qualify as Audit Committee financial experts are currently chairing and participating as members of other Board committees. Although the Company’s Board members who may be considered Audit Committee financial experts are not members of the Audit Committee, these persons are available to consult with members of the Audit Committee as necessary. These persons, like all members of the Board, receive monthly operating financial reports and copies of all of the Company’s filings with the SEC.

      The Nominating Committee identifies and evaluates qualified individuals to become members of the Board of Managers and recommends to the Board a slate of Managers for election by the Members of the Company. The Nominating Committee is also responsible for recommending Manager compensation to the Board. The current members of the Nominating Committee are Messrs. Doorn and Helder and Mrs. Mol. Each member of the Nominating Committee is independent as defined by NASD listing standards. The Nominating Committee, which was first constituted in June 2003, held one meeting in 2003.

Board and Committee Meetings

      The Board held a total of six meetings (in person or by teleconference) during the year ended December 31, 2003. Except for Mr. Conversano, during 2003 each of the Managers attended at least 75% of the meetings of the Board and the committees thereof on which such Manager served.

      Pursuant to Board policy, Managers are encouraged to attend the Company’s annual meetings of Members. Eight of our 10 Managers attended the annual meeting of Members held on June 25, 2003.

Compensation of Managers

      During 2003, our Elected Managers were not compensated for serving on the Board, other than for reimbursement of travel expenses. For 2004, the Board has determined that our Elected Managers shall not be compensated for service on the Board, other than for reimbursement of travel expenses.

Nomination of Managers

      Nominees for Manager are recommended to the Board by the Nominating Committee. The Board has adopted a written charter for the Nominating Committee. The charter is attached as Appendix A to this proxy statement. A copy of the charter is not posted on the Company’s website because the Company uses its website solely in connection with the operation of its business purposes (i.e., the rental of its commercial and residential space) and not as a means to communicate with Members.

      The Nominating Committee generally identifies potential candidates for Manager based on suggestions from Managers. The Company has never paid a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for Manager. While there is not a formal list of qualifications, the Nominating Committee believes that a candidate for Manager must possess the following qualities:

•	Personal integrity and high moral character;

•	Demonstrated expertise in at least one of the following areas: real estate, banking, finance, legal, accounting or business management; and

•	An expressed willingness to spend the time necessary to attend board meetings, read applicable materials and participate in committee work.

      The committee does not believe that prior experience on other boards of directors should be a requirement for serving as a Manager, and does not require that Managers own Units. In addition, while the Board has considered the issues of term limits and a mandatory retirement age, it has not adopted any policies in these matters.

      Currently, the Board consists primarily of persons who were, or who represent organizations who were, investors in the former IRM entities. JCM is the reorganized Company which emerged from the bankruptcy proceedings of the former IRM entities in May 2000. The investors of the IRM entities became the holders of Units of JCM. Beginning in 2005, pursuant to the Class 1 Units’ put right, Unit holders will have the opportunity to require JCM to repurchase their Units. Therefore, it is the Nominating Committee’s position that after that point, the remaining Members will have made an affirmative decision to maintain an investment in the Company. As such, within the next few years a Manager’s relationship and familiarity with the former IRM entities will be less of a factor in determining appropriate candidates for Board membership.

      In addition, the Board has determined that at least two-thirds of the Managers should be “independent” as defined in NASD listing standards. It has determined that all of the current Managers, except Ms. Ing and Mr. Vanni, are independent. Compliance with the Board’s independence requirements might impact the Nominating Committee’s decisions with respect to evaluating potential candidates for Manager.

      The Board does not have a policy regarding whether the Nominating Committee will consider candidates recommended by Members of the Company. The Board believes that because of the Company’s history of emerging from the IRM bankruptcy proceedings, the geographic concentrations of Members in the western area of Michigan and Northern California and the Company’s town-hall meetings over the past few years, most Members personally know at least one member of the Board. Additionally, there is available a toll-free number that Members can use to contact the Company during normal business hours to discuss any item and Members have access to the Chairman of the Board at this number. Members may also reach the Chairman of the Board on his cell phone. Therefore, the Board believes that there is a good informal flow of information between Members and the Board, and, if a Member has a particular candidate for Manager in mind, a Member would be able to discuss that candidate directly with a Manager. Because Members have good access to Managers on an informal basis, the Board believes that a formal policy regarding having the Nominating Committee consider candidates recommended by Members is unnecessary.

      Any Member who wishes to formally nominate a candidate for Manager must do so in accordance with the procedures set forth in the Company’s Bylaws.

      The Board and the Nominating Committee do not have a policy that requires the Nominating Committee to consider candidates for Manager directly recommended by Members. It is likely that more potential nominees will come from current Managers. However, the Nominating Committee will use the same process to evaluate all nominees, whether a nominee is brought to its attention by a Member or a Board Manager. In light of the access almost all Members have to Managers, the Board encourages Members to utilize the process of informal discussions with Managers about any potential nominees for Manager.

Communications with the Board of Managers

      Members who wish to communicate generally with our Board of Managers should do so in writing by sending a letter to the Company’s headquarters (P.O. Box 3000, Concord, CA 94522-3000), attention: Board of Managers. Upon receipt, management will copy and forward such letters to the individual Board members no later than the next regularly scheduled management communication with the Board, or earlier, depending on the urgency of the matter(s) expressed in the letter. As discussed above, Members are encouraged to discuss any matter related to JCM on an informal basis with any Manager known to that Member.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU

VOTE AND MAKE YOUR CHOICES IN THE ELECTION OF
MANAGERS FROM THE NOMINEES NAMED ABOVE.

BACKGROUND TO PROPOSED CHANGES TO THE

CERTIFICATES OF DESIGNATIONS OF THE CLASS 1 AND CLASS 2 UNITS

      The Board has carefully considered the provisions of the Certificate of Designations for our Class 1 and Class 2 Units related to when JCM is required to redeem put Units and what happens to a putting holder’s investment while he or she is waiting for JCM to redeem the put Units. Based on the Board’s analysis, the Board believes the provisions affecting the holders of Class 1 and Class 2 Units who decide to put their Class 1 or Class 2 Units to JCM should be modified.

      The way the Certificates of Designations of the Class 1 and Class 2 Units are currently drafted, the holders of Class 1 and Class 2 Units who put their Units are economically disadvantaged in two ways:

•	First — The exercise price is fixed two years before redemption is required, thereby not allowing such investors any share in any appreciation of JCM’s assets; and

•	Second — All distributions, including mandatory distributions, are offset against the exercise price, thereby effectively precluding such holders from any additional investment return on their put Units.

      The Board believes that the proposed amendments to the Class 1 and Class 2 Certificates of Designations represents a fair compromise between JCM “putters” and JCM “holders.” This change still fixes the exercise price two years before JCM is required to redeem the put Units. However, the putters are now compensated if JCM is unable or chooses not to redeem any Units within one year after they were put. The compensation is to allow the holders who have put their Units to keep any distributions paid to them after one year from the applicable put right record date without having such distributions offset against their exercise price. For example, if Class 1 Unit holders receive distributions (mandatory, voluntary and special tax) of $0.0871 per Class 1 Unit in the second year of their put, and if the exercise price for the Class 1 put Unit was $1.75, such holders would be receiving a 5.0% ($0.0871/$1.75) return on their investment, pending redemption of their put Class 1 Units. However, during the first year of their put, the putting holders would not be entitled to any compensation on their put Units, since any distributions paid to such holders during the first year of their put would be offset against the exercise price.

      The Board also believes that the proposed amendments will provide JCM with needed flexibility in allowing JCM to redeem Units that have been put, at JCM’s discretion, provided that such redemptions are prudent and in JCM’s best interests.

      The full text of the amendments to the Certificates of Designations of the Class 1 and Class 2 Units are set forth in the First Amendment to Certificate of Designations of Class 1 Units of JCM Partners and First Amendment to Certificate of Designations of Class 2 Units of JCM Partners attached as APPENDIX B and APPENDIX C to this Proxy Statement, respectively. The discussions of the proposed changes in this Proxy Statement are not complete and are qualified in their entirety by reference to the text of the proposed amendments as set forth in the attached APPENDICES B and C.

PROPOSAL 2 — AMENDMENTS TO THE CERTIFICATE OF DESIGNATIONS

OF THE CLASS 1 UNITS

Description of Proposal 2

      Section 5 of the Certificate of Designations of the Class 1 Units (“Class 1 COD”) provides that each holder of the Class 1 Units as of June 30, 2005 (the “Class 1 Put Right Record Date”) has the right (the “Class 1 Put Right”) to require the Company to redeem his or her Class 1 Units at a price (the “Exercise Price”) as determined by the method outlined in Section 5.4 of the Class 1 COD. By July 20, 2005, the Company will send a notice (the “Exercise Notice”) to the Class 1 Unit holders informing such holders of the Exercise Price. Each holder will have until September 28, 2005 to exercise his or her Class 1 Put Right by notifying the Company of such exercise on the exercise form prepared by the Company that will be sent with the Exercise Notice.

      Section 5.1 of the Class 1 COD currently provides that Units tendered pursuant to the Class 1 Put Right will be redeemed and the Exercise Price will be paid by the Company on June 30, 2007. Section 5.5.1 of the Class 1 COD currently provides that the Exercise Price paid to the Class 1 Unit holders who exercise the Class 1 Put Right will be offset by all distributions on the Class 1 Units, including the mandatory monthly distributions, paid after June 30, 2005.

      The proposed amendments to the Class 1 COD would provide that JCM could pay, at its discretion, the Exercise Price for any Class 1 Units tendered to the Company pursuant to the Class 1 Put Right at any time on or before June 30, 2007, as long as the Board of Managers has held the meeting required by Section 5.6 of the Class 1 COD and has determined to continue the Company’s operations beyond June 30, 2007. In other words, JCM would not be required to wait until June 30, 2007 to repurchase the Class 1 Units put to the Company pursuant to the Class 1 Put Right. Instead, JCM could redeem the put Class 1 Units at any time once the Board has held the required meeting and determined that the Company will not be liquidated in conjunction with the exercise of the Class 1 Put Right. However, JCM will still be required to redeem such put Class 1 Units no later than June 30, 2007.

      The method of redemption would also be at the Company’s discretion. Redemptions, for example, need not be on a pro rata basis or pursuant to any other particular method or procedure.

      In addition, if any put Class 1 Units are not redeemed by the Company by June 30, 2006, then any distributions paid on such Class 1 Units to holders of record on and after July 1, 2006 will not be deducted from the Exercise Price paid for such Class 1 Units.

Effects of Proposal 2

      The amendments will provide the Company flexibility as to when to redeem Class 1 Units that have been put to the Company pursuant to the Class 1 Put Right. If the amendments are approved, the Company will be able, at its discretion, to pay the Exercise Price for some or all of the put Class 1 Units before June 30, 2007, if it believes that it is in the best interests of the Company and its Members to do so based on its current cash flow and cash position, expected future cash flow and expenditures, or other relevant considerations. The proposed amendments also eliminate the potential unfavorable situation currently created by the Class 1 COD in the event the Company has the funds to redeem some or all of the put Class 1 Units, and desires to do so, but is prevented from redeeming Class 1 Units under the terms of the Class 1 COD until June 30, 2007.

      The amendments could result in Members who tender their Class 1 Units to the Company pursuant to the Class 1 Put Right receiving the Exercise Price in payment for their Units earlier than they would otherwise be entitled. In addition, Class 1 Unit holders who exercise their Class 1 Put Right, but whose Units are not redeemed by June 30, 2006, will be entitled to receive any distributions made to holders of record on and after

July 1, 2006 without those distributions being deducted from the Exercise Price. In sum, under the proposed amendments, each holder that exercises his or her Class 1 Unit Put Right will:

•	Be paid for his or her Class 1 Units earlier than he or she is otherwise currently entitled; or

•	Receive a greater Exercise Price in payment for his or her Class 1 Units since distributions on or after July 1, 2006 will not be deducted from the Exercise Price; or

•	In some cases both of the above, depending on the date his or her Class 1 Units are redeemed.

      As discussed, under the amendments, the Company will either redeem the Class 1 Units earlier, or pay more to redeem the Units, than is currently anticipated. If some but not all of the Class 1 Units are redeemed early, the Company would both pay the Exercise Price for some Class 1 Units earlier and pay more to redeem some Class 1 Units than is currently anticipated under the Class 1 COD. This could mean that there would be fewer funds available for voluntary distributions, if any, to the Members who continue to hold Units in the years that any Class 1 Units are redeemed.

      In addition, the Company is not required to make these earlier redemptions pro rata or pursuant to any other procedures. This means the Company could redeem the smallest holders first, the largest holders first, members with hardships first, or pursuant to any other method, or no method at all.

      The Board believes that Proposal 2 fairly balances the Company’s need for flexibility while fairly compensating the Class 1 Unit holders who have their Class 1 Units redeemed between July 1, 2006 and June 30, 2007.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF
DESIGNATIONS OF THE CLASS 1 UNITS.

PROPOSAL 3 — AMENDMENTS TO THE CERTIFICATE OF DESIGNATIONS

OF THE CLASS 2 UNITS

Description of Proposal 3

      Section 5 of the Certificate of Designations of the Class 2 Units (“Class 2 COD”) provides each Class 2 Unit holder with a put right (the “Class 2 Put Right”) similar to that provided by the Class 1 COD, except that the Class 2 Put Right Exercise Date is June 30, 2010 and the Company is required to redeem the put Class 2 Units on June 30, 2012. Otherwise, the other relevant provisions of the Class 2 Put Right, including the notice and exercise provisions, calculation of the Exercise Price and distributions offsets, are substantially identical to the Class 1 Put Right, except for the applicable dates. Therefore, the Class 2 COD currently provides that Units tendered pursuant to the Class 2 Put Right will be redeemed at the Exercise Price on June 30, 2012. The Exercise Price paid to the Class 2 Unit holders who exercise the Class 2 Put Right will be offset by all distributions on the Class 2 Units, including the mandatory monthly distributions, paid subsequent to June 30, 2010.

      The proposed amendments to the Class 2 COD are substantially similar to the proposed amendments to the Class 1 COD. The proposed amendments would provide that JCM could pay, at its discretion, the Exercise Price for any Class 2 Units tendered to the Company pursuant to the Class 2 Put Right at any time on or before June 30, 2012, as long as the Board of Managers has held the meeting required by Section 5.6 of the Class 2 COD and has determined to continue the Company’s operations beyond June 30, 2012. As with the amendments to the Class 1 COD, the timing and method of such redemptions would otherwise be within JCM’s discretion. In addition, if any Class 2 Units are not redeemed by the Company by June 30, 2011, then any distributions paid on such Class 2 Units on or after July 1, 2011 will not be deducted from the Exercise Price paid for such Class 2 Units.

Effects of Proposal 3

      If approved, the amendments will have the same effects with respect to the Class 2 Units as described above with respect to the Class 1 Units. In other words, the amendments would provide the Company the flexibility to redeem, at its discretion, some or all of the Class 2 Units put to the Company pursuant to the Class 2 Put Right before June 30, 2012. The proposed amendments also could result in Members, who tender their Class 2 Units pursuant to the Class 2 Put Right, receiving the Exercise Price in payment for their Units earlier than they would otherwise be entitled to and/or receiving a greater Exercise Price since distributions made on or after July 1, 2011 on Class 2 Units not redeemed by June 30, 2011 would not be deducted from the Exercise Price. However, like the proposed amendments to the Class 1 COD, if the amendments are approved, then in the years that Class 2 Units are redeemed there may be fewer funds available for voluntary distributions, if any, to Members that continue to hold Units.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

PROPOSED AMENDMENTS TO THE CERTIFICATE OF
DESIGNATIONS OF THE CLASS 2 UNITS.

REPORT OF THE AUDIT COMMITTEE

      The Board has appointed an Audit Committee consisting of three Managers. Although our Units are not listed on the Nasdaq National Market or the Nasdaq SmallCap Market, each of the Members of our Audit Committee is independent as defined by the NASD.

      The Board has adopted a written charter for the Audit Committee. A copy of that Charter was included as Appendix B to our proxy statement for our 2002 Annual Meeting.

      The Audit Committee’s job is one of oversight as outlined in its Charter. It is not the duty of the Audit Committee to prepare the Company’s consolidated financial statements, to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s consolidated financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited consolidated financial statements fairly present the Company’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

      The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Moss Adams, LLP (“Moss Adams”), the Company’s independent auditors.

      The Audit Committee has discussed with Moss Adams the matters required to be discussed by Statement on Auditing Standards No. 61.

      The Audit Committee has received from Moss Adams the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee has discussed Moss Adams’ independence with Moss Adams.

      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

By the Audit Committee:

Frank Deppe (Chairman)
James H. Mol
Neal Nieuwenhuis

INFORMATION WITH RESPECT TO THE INDEPENDENT ACCOUNTANTS

      As described in our Form 8-K filed with the SEC on July 3, 2003, the Board of Managers on June 26, 2003, upon the recommendation of the Audit Committee, dismissed Deloitte & Touche, LLP, (“D&T”), as the Company’s independent accountants. On the same date, the Board of Managers, again upon the recommendation of the Audit Committee, appointed Moss Adams as the Company’s new independent accountants.

      The reports of D&T on the Company’s financial statements for the fiscal years ending December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with the audits of the Company’s financial statements for each of the two fiscal years ending December 31, 2002, and in the subsequent interim period, there were no disagreements with D&T on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the matter in their report.

      We have chosen Moss Adams to be our accountants for the current year. Representatives of Moss Adams will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

      We incurred fees to D&T of $138,380 for the 2002 annual audit. We incurred fees to Moss Adams of $125,216 for the 2003 annual audit. The annual audit includes the audit of our annual financial statements and the review of our quarterly financial statements. We incurred fees to D&T of $22,850 for the review of our quarterly financial statements for the quarter ending March 31, 2003, and for costs related to the transition from D&T to Moss Adams.

Audit-Related Fees

      We did not pay any audit-related fees to D&T or Moss Adams during 2002 or 2003. Audit-related fees include assurance and related services (i.e., due diligence services) that are traditionally performed by the independent accountants, such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services not required by statue or regulation and consultation concerning financial accounting and reporting standards.

Tax Fees

      We did not incur fees to D&T or Moss Adams for any tax services provided by them in 2002 or 2003. Tax services include a review of a company’s tax returns and reserves, and all services provided by the auditor’s tax division not related to the audit, such as tax compliance (preparation of tax returns, claims for refunds, tax payment-planning services), tax planning and tax advice (assistance with tax audits and appeals, tax advice related to mergers and acquisitions or employee benefit plans, requests for rulings or technical advice from taxing authorities).

All Other Fees

      We did not incur fees to D&T or Moss Adams for any other services provided by them in 2002 or 2003.

Audit Committee Pre-Approval Policies and Procedures

      The Audit Committee separately approves each audit and non-audit service provided by the Company’s independent auditor.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      The table below sets forth all compensation paid to Gayle M. Ing, our Chief Executive Officer, and to the next most highly compensated executive officers whose annual compensation exceeded $100,000 during the fiscal year ended December 31, 2003. No other executive officer received aggregate compensation in excess of $100,000 during 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation
					All Other
Name and Principal Position	Year	Salary		Bonus	Compensation

Gayle M. Ing	2003	$300,000	(1)	N/A	N/A
Chief Executive Officer and President	2002	$300,000	(1)	N/A	N/A
(as of 3/15/01), Secretary and Manager	2001	$225,000	(1)	N/A	N/A
Brian S. Rein,	2003	$150,000		$42,000	$5,526	(2)
Chief Operating Officer and	2002	$145,880		$36,750	$5,479	(2)
Director, Property Management	2001	$142,612		$32,388	$5,100	(2)
Cornelius Stam,	2003	$150,000		$30,000	$5,379	(2)
Chief Financial Officer and	2002	$143,325		$36,750	$5,403	(2)
Director, Property Management	2001	$136,388		$32,388	$5,047	(2)

(1)	We pay a company owned by Mr. Vanni, in which Ms. Ing has a community property interest, $25,000 per month for Ms. Ing’s services. Effective May 1, 2004, this amount will be $31,250 per month.

(2)	Consists solely of contributions we made to our 401(k) Plan for the indicated executive officer in the indicated year.

Option Grants

      No options were granted to any of our officers or Managers during 2003.

Compensation Committee Interlocks and Insider Participation

      Messrs. Conversano, Doorn, Helder, Horjus, Mol and Vanni, and Mrs. Mol served as Members of the Compensation Committee at various times during 2003.

      Gayle M. Ing serves as our Chief Executive Officer, President and Secretary pursuant to an agreement with Computer Management Corporation. Computer Management Corporation is owned by Michael W. Vanni, our Chairman of the Board, and Ms. Ing, Mr. Vanni’s wife has a community property interest in such corporation. Pursuant to this agreement, we paid Computer Management Corporation a fee of $25,000 a month for Ms. Ing’s services. In addition, we are required to maintain at least $10,000,000 of managers and officers’ insurance coverage and $10,000,000 of liability insurance, naming Ms. Ing as an additional insured. This Agreement terminated on April 30, 2004.

      The Company has entered into a new agreement with Computer Management Corporation to continue to retain Ms. Ing’s services. The new agreement is effective as of May 1, 2004 and terminates on June 30, 2007. Pursuant to the new agreement, we will pay Computer Management Corporation a fee of $31,250 a month for Ms. Ing’s services. We are subject to the same managers’ and officers’ insurance coverage requirements as in the prior agreement. The new agreement is subject to termination at will by either party upon 90 days written notice to the other party, and will automatically terminate upon the death or permanent disability of Ms. Ing.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      Please see “Compensation Committee Interlocks and Insider Participation” above for information regarding our agreement with Computer Management Corporation, pursuant to which, as of May 1, 2004, we pay Computer Management Corporation $31,250 per month for the services of Gayle M. Ing as our Chief Executive Officer, President and Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our executive officers, Managers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Units and our other equity securities. Such executive officers, Managers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports filed by such reporting persons.

      Based solely on the Company’s review of copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 2003, the Company believes that all Section 16(a) filing requirements applicable to the Company’s executive officers, Managers, and greater than 10% beneficial owners were complied with.

BOARD COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      The Company’s policy is to compensate its executive officers based on their individual performance and the Company’s overall performance. It is the Company’s objective to offer compensation that is sufficient to attract, retain and motivate the individuals the Company needs to operate its business. The Company’s compensated executive officers, other than the Chief Executive Officer, are the Chief Financial Officer and Chief Operating Officer. Other than the Chief Executive Officer, each compensated executive officer’s compensation consists of a base salary and an annual cash bonus. Our Chairman and Vice-Chairman of the Board are also executive officers, but are not compensated. It is the responsibility of the Compensation Committee to exercise the authority of the Board with respect to executive officers’ compensation. However, at its discretion, the full Board may modify or veto the actions of the Compensation Committee.

      Base Salary — Pursuant to the Company’s current compensation policy, initial base salaries for positions within the Company, including the Chief Financial Officer and Chief Operating Officer, are determined by reviewing salaries yearly. The review is based on but not limited to such officer’s performance and the Company’s overall performance during the previous year. This review is initially conducted by the Chief Executive Officer. The Chief Executive Officer then reports on her findings to the Compensation Committee, who then advises the Board.

      The Chief Financial Officer and Chief Operating Officer are also reviewed for a discretionary bonus based on their performance during the previous year and the Company’s overall performance during that year. Similarly, this review is initially conducted by the Chief Executive Officer. The Chief Executive Officer then reports her findings to the Compensation Committee, who then advises the Board.

      The Compensation Committee met in December 2003 and reviewed the compensation for the Chief Financial Officer and Chief Operating Officer. The Compensation Committee advised the Board that the 2003 base salaries for these positions would be the same in 2004. In addition, the Compensation Committee decided to review in March 2004 the Chief Executive Officer’s recommendation for discretionary bonuses for such officers, which would be considered as 2003 compensation. In March 2004, the Committee, based on the Chief Executive Officer’s recommendation, recommended to the Board that the Chief Financial Officer and Chief Operating Officer receive bonuses for 2003 of $30,000 and $42,000, respectively. Also, in March 2004, the Compensation Committee decided to investigate the possibility of adopting a long-term incentive compensation program for senior management and possibly certain other employees.

      CEO Compensation — The Board approved the agreement with Computer Management Corporation for the services of Gayle M. Ing, our CEO, President and Secretary, which expired on April 30, 2004. At the March 2004 board meeting, the Board approved the new agreement with Computer Management Corporation for the services of Ms. Ing, for the period May 1, 2004 through June 30, 2007.

      Pursuant to the Company’s agreement with Computer Management Corporation discussed above under “Compensation Committee Interlocks and Insider Participation,” the Company paid Computer Management Corporation $25,000 per month for the services of our CEO. This arrangement was renewed in 2002 and terminated by its terms on April 30, 2004. The Board’s basis for renewing the agreement in 2002 was its satisfaction with Ms. Ing’s performance. The renewal in 2002 was for a two-year period, and therefore during 2003 there were no changes in, or determinations made with respect to, the Company’s payments for Ms. Ing’s services.

      As discussed above, at the March 2004 Board meeting, the Board approved a new agreement with Computer Management Corporation for Ms. Ing’s services. The new agreement is effective as of May 1, 2004 and terminates on June 30, 2007. Pursuant to the new agreement, the Company will pay Computer Management Corporation a fee of $31,250 a month for Ms. Ing’s services. The Company is subject to the same managers’ and officers’ insurance coverage requirements as in the prior agreement. The new agreement is subject to termination at will by either party upon 90 days written notice to the other party, and will automatically terminate upon the death or permanent disability of Ms. Ing.

      The Board’s basis for renewing the agreement in 2004 was its satisfaction with Ms. Ing’s performance. The Compensation Committee engaged a consulting firm to assist it in determining the compensation range for Ms. Ing’s position, as well as to assist it in evaluating other terms of a potential agreement. The expiration of the new agreement, June 30, 2007, coincides with the date the Company is required to have fully satisfied the terms of the Class 1 Put Rights.

By the Compensation Committee:

Kenneth J. Horjus (Chairman)
Henry Doorn, Jr.
James H. Mol

STOCK PRICE PERFORMANCE PRESENTATION

      Our Units do not trade publicly. Therefore, the price performance of our Units cannot be compared with the stock or other units of equity ownership of similar companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the year ended December 31, 2003, JCM Partners paid $66,400 for landscaping services to a company that is owned by a relative of Brian Rein, our Chief Operating Officer and Director, Property Management.

      See “Committee Compensation Interlocks and Insider Participation” and “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” above for information regarding our agreement with Computer Management Corporation.

OTHER BUSINESS

      We do not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

ANNUAL REPORTS

      We have mailed to each person being solicited by the Proxy Statement a copy of our annual report on Form 10-K for the year ended December 31, 2003 (as filed with the SEC, including the financial statements thereto). We will provide without charge to each person being solicited by the Proxy Statement, upon the written request of such person, additional copies of our Form 10-K. Please direct all such requests to: Secretary, JCM Partners, LLC, P.O. Box 3000, Concord, CA 94522-3000. The Form 10-K is not part of these solicitation materials.

UNIT HOLDER PROPOSALS

      The Annual Meeting of Members for the year ending December 31, 2004 is expected to be held in June 2005 (the “Next Annual Meeting”). We must receive all proposals intended to be presented at the Next Annual Meeting at our mailing address, which is P.O. Box 3000, Concord, CA 94522-3000, Attention: Secretary, not later than January 17, 2005 to receive consideration for inclusion in the proxy statement and proxy form related to that meeting.

      Pursuant to the proxy rules under the 1934 Act, Members are notified that notice of any Unit holder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting must be submitted between February 22, 2005 and March 24, 2005 in order to be considered timely. As to all such matters which we do not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in our proxy related to the Next Annual Meeting.

By Order of the Board of Managers,

Michael W. Vanni
Chairman

May 17, 2004

APPENDIX A

CHARTER FOR THE NOMINATING COMMITTEE OF THE BOARD OF MANAGERS

JCM PARTNERS, LLC

CHARTER FOR THE NOMINATING COMMITTEE

OF THE BOARD OF MANAGERS

PURPOSE

      The purpose of the Nominating Committee established pursuant to this charter is to make recommendations to the Board on appropriate identification, qualifications and compensation of the members of the Board of Managers.

MEMBERSHIP AND POWER TO ACT

      The Nominating Committee will be comprised of three members of the Board of Managers. Pursuant to the Company’s Bylaws, the Chairman of the Board of the Company shall appoint the Chair of the Nominating Committee and the Board shall appoint the remaining members of the Nominating Committee. In the event that one member of the Committee is absent from a meeting of the Committee, the remaining members of the Committee (provided there are at least two such members), acting unanimously, shall have the power to take any action necessary or convenient to the efficient discharge of the foregoing. No action of the Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least two members of the Committee.

      The Nominating Committee shall have the resources and authority to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts and consultants, as it deems appropriate.

      The Chief Executive Officer of the Company shall receive advance notice of all meetings of the Nominating Committee and shall have the right to attend and participate in such meetings in a non-voting capacity.

MEETINGS

      The Nominating Committee will meet at such times as it deems appropriate to fulfill its responsibilities as outlined below:

Responsibilities

1.	To prepare a list of qualifications and desired qualities for members of the Board.

2.	To identify and evaluate qualified individuals to become members of the Board.

3.	To recommend to the Board a slate of Managers for election by the Members of JCM.

4.	To research and recommend to the Board a compensation policy for members of the Board.

5.	To recommend to the Board individuals to fill vacancies created by the death, disability or resignation of members of the Board.

6.	To perform such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing; and

7.	To report to the Board of Managers regarding the foregoing from time to time, or whenever it shall be called upon to do so.

A-1

REPORTS

      The Nominating Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Managers. The Nominating Committee shall also maintain written minutes of its meetings.

A-2

APPENDIX B

FIRST AMENDMENT TO CERTIFICATE OF DESIGNATIONS OF CLASS 1 UNITS

FIRST AMENDMENT TO

CERTIFICATE OF DESIGNATIONS OF CLASS 1 UNITS
OF
JCM PARTNERS, LLC
(a Delaware limited liability company)

      This First Amendment (the “First Amendment”) to the Certificate of Designations of Class 1 Units (“Class 1 COD”) of JCM Partners, LLC (As Created Under the Amended and Restated Limited Liability Company Agreement, dated as of June 25, 2003 (herein, the “Amended and Restated Operating Agreement”)), is made and entered into as of June 22, 2004, by the Members of the Company and those Persons who hereafter become Members pursuant to the terms of the Amended and Restated Operating Agreement.

      WHEREAS, as of the date of this First Amendment, there are                     Class 1 Units issued and outstanding;                     Class 2 Units issued and outstanding;                     Class 3 Units issued and outstanding;                     Series B Preferred Units authorized, but no Preferred Units issued or outstanding; and no options or rights outstanding to purchase or acquire any Units or Preferred Units of the Company;

      WHEREAS, Section 6 of the Class 1 COD permits the amendment of the Class 1 COD upon the approval of the amendment by the Company’s Board of Managers and the receipt of the affirmative vote of a majority of the Class 1 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present (or if no meeting is held, upon the written consent executed by a majority in interest of the Class 1 Units);

      WHEREAS, pursuant to Section 2.1.6 of the Amended and Restated Operating Agreement, the Class 1 COD is deemed part of the Amended and Restated Operating Agreement;

      WHEREAS, Section 2.2.1.3 of the Amended and Restated Operating Agreement provides that an amendment to the Amended and Restated Operating Agreement, other than when amending provisions which may be modified by the Board of Managers alone, shall require a vote of the Members of the Company;

      WHEREAS, Section 2.3.4.1 of the Amended and Restated Operating Agreement provides that when the Board of Managers has first approved an action to which the consent of the Members is required, the consent of the Members shall be deemed obtained upon obtaining the vote of a majority, or a greater percentage as specified in the Amended and Restated Operating Agreement or Bylaws, of the Units or Preferred Units entitled to vote on such action and who are present in person or by proxy at a duly called and held meeting (or if no meeting is held, upon the written consent executed by a majority of the outstanding Units or Preferred Units entitled to vote thereon);

      WHEREAS, Section 2.3.1 of the Amended and Restated Operating Agreement provides that, subject to the class voting rights set forth in Sections 2.2.2 and 2.2.3 of the Amended and Restated Operating Agreement, all Units and Preferred Units shall vote together as one group;

      WHEREAS, Section 2.2.2.4 of the Amended and Restated Operating Agreement provides that Members who are holders of Units or Preferred Units whose rights are not affected by the amendment shall not have any voting rights on the amendment;

      WHEREAS, Section 2.2.3 of the Amended and Restated Operating Agreement provides that where a class of Units would be adversely affected in a different manner than other classes of Units by an amendment, the class of Units that is adversely affected in a different manner shall have the additional right to vote as a separate class on such amendment;

      WHEREAS, Members evidencing an affirmative vote of a majority of the Class 1 Units who were present (by person or proxy) at a duly called and held meeting at which a quorum was present of the Company have approved this First Amendment at a meeting of the Members held on June 22, 2004;

      WHEREAS, Members evidencing an affirmative vote of a majority of the Class 1, Class 2 Units and Class 3 Units voting together as one group at a duly called and held meeting at which a quorum was present of the Company have approved this First Amendment at a meeting of the Members held on June 22, 2004;

      WHEREAS, pursuant to Section 9.3 of the Amended and Restated Operating Agreement, the Members have granted the Secretary of the Company a special power of attorney to execute certain documents on their behalf after the necessary vote, consent or approval;

      WHEREAS, this First Amendment amends Section 5.1 of the Class 1 COD to provide that any Class 1 Units that have exercised their Put Right may be redeemed by the Company by June 30, 2007, at the Company’s discretion and that such redemptions need not be pro rata or pursuant to any other procedure;

      WHEREAS, this First Amendment amends Section 5.5.1 of the Class 1 COD to provide that as of July 1, 2006, distributions made to holders of record of Class 1 Units which have exercised their Put Right shall not be credited against the Exercise Price for such Class 1 Units;

      WHEREAS, prior to this First Amendment being approved by the Members, the Company mailed to the Members a Proxy Statement, dated May 17, 2004, a copy of which the Company also filed with the Securities and Exchange Commission; and

      WHEREAS, the Secretary desires to carry out the desires of the Members approving this First Amendment by signing this First Amendment on behalf of all of the Members.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this First Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

MISCELLANEOUS PROVISIONS

      1.1     Inconsistencies. To the extent of any inconsistencies between the terms of this First Amendment, the Class 1 COD, any other Certificates of Designations and the terms of the Amended and Restated Operating Agreement, the terms of this First Amendment shall control.

      1.2     Full Force and Effect. The Class 1 COD, as modified herein, remains in full force and effect as the agreement of the parties. The Amended and Restated Operating Agreement, as modified by the amendment to the Class 1 COD, remains in full force and effect as the agreement of the parties.

      1.3     Defined Terms. Terms not defined in this First Amendment shall have the meanings set forth in the Class 1 COD or the Amended and Restated Operating Agreement, as applicable.

ARTICLE II

AMENDMENTS

      2.1     Section 5.1 of the Class 1 COD is hereby amended to read in its entirety as follows:

5.1 Timing of Put Right; Timing of Payment of Put Right.

Each holder of Class 1 Units as of June 30, 2005 (the “Fifth Anniversary Date” or the “Put Right Record Date”) will have the right (the “Put Right”) to require the Company to redeem some or all of such holder’s Class 1 Units for the Exercise Price (defined in Section 5.4 below) by June 30, 2007 (the “Seventh Anniversary Date”). The Exercise Price and the manner of exercising the Put Right are set forth below. The Company may redeem any Class 1 Units that have been validly put to the Company in accordance with Section 5 herein at any time after the Board of Managers has held the meeting required by Section 5.6 herein and has determined to continue the Company’s operations beyond the Seventh Anniversary Date (herein, “Early Redemptions”). Any Early Redemptions shall be at the sole discretion of the Company and shall not be required to be made pro rata or pursuant to any other procedure. Nothing herein shall obligate the Company to make any Early Redemptions.

      2.2     Section 5.5.1 of the Class 1 COD is hereby amended to read in its entirety as follows:

5.5.1 All distributions distributed to electing holders of Class 1 Units subsequent to the Put Right Record Date and through June 30, 2006 will be credited against the Exercise Price. All distributions distributed to electing holders of Class 1 Units that are paid to holders of record of Class 1 Units on and after July 1, 2006 shall not be credited against the Exercise Price.

      IN WITNESS WHEREOF, this First Amendment has been duly executed by the Members, all Persons thereafter who become Additional Members, all Transferees who become Assignees, and all Persons who become a party hereto in accordance with Section 1.4.3 of the Amended and Restated Operating Agreement.

JCM PARTNERS, LLC
a Delaware limited liability company

By

Gayle M. Ing,
Secretary/ Attorney-In-Fact

APPENDIX C

FIRST AMENDMENT TO CERTIFICATE OF DESIGNATIONS OF CLASS 2 UNITS

FIRST AMENDMENT TO

CERTIFICATE OF DESIGNATIONS OF CLASS 2 UNITS
OF
JCM PARTNERS, LLC
(a Delaware limited liability company)

      This First Amendment (the “First Amendment”) to the Certificate of Designations of Class 2 Units (“Class 2 COD”) of JCM Partners, LLC (as Created by the Board of Managers, effective September 24, 2003), is made and entered into as of June 22, 2004, by the Members of the Company and those Persons who hereafter become Members pursuant to the terms of the Company’s Amended and Restated Operating Agreement dated as of June 25, 2003 (the “Amended and Restated Operating Agreement”).

      WHEREAS, as of the date of this First Amendment, there are                     Class 1 Units issued and outstanding;                     Class 2 Units issued and outstanding;                     Class 3 Units issued and outstanding;                     Series B Preferred Units authorized, but no Preferred Units issued or outstanding; and no options or rights outstanding to purchase or acquire any Units or Preferred Units of the Company;

      WHEREAS, Section 6 of the Class 2 COD permits the amendment of the Class 2 COD upon the approval of the amendment by the Company’s Board of Managers and the receipt of the affirmative vote of a majority of the Class 2 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present (or if no meeting is held, upon the written consent executed by a majority in interest of the Class 2 Units);

      WHEREAS, pursuant to Section 2.1.6 of the Amended and Restated Operating Agreement, the Class 2 COD is deemed part of the Amended and Restated Operating Agreement;

      WHEREAS, Section 2.2.1.3 of the Amended and Restated Operating Agreement provides that an amendment to the Amended and Restated Operating Agreement, other than when amending provisions which may be modified by the Board of Managers alone, shall require a vote of the Members of the Company;

      WHEREAS, Section 2.3.4.1 of the Amended and Restated Operating Agreement provides that when the Board of Managers has first approved an action to which the consent of the Members is required, the consent of the Members shall be deemed obtained upon obtaining the vote of a majority, or a greater percentage as specified in the Amended and Restated Operating Agreement or Bylaws, of the Units or Preferred Units entitled to vote on such action and who are present in person or by proxy at a duly called and held meeting (or if no meeting is held, upon the written consent executed by a majority of the outstanding Units or Preferred Units entitled to vote thereon);

      WHEREAS, Section 2.3.1 of the Amended and Restated Operating Agreement provides that, subject to the class voting rights set forth in Sections 2.2.2 and 2.2.3 of the Amended and Restated Operating Agreement, all Units and Preferred Units shall vote together as one group;

      WHEREAS, Section 2.2.2.4 of the Amended and Restated Operating Agreement provides that Members who are holders of Units or Preferred Units whose rights are not affected by the amendment shall not have any voting rights on the amendment;

      WHEREAS, Section 2.2.3 of the Amended and Restated Operating Agreement provides that where a class of Units would be adversely affected in a different manner than other classes of Units by an amendment, the class of Units that is adversely affected in a different manner shall have the additional right to vote as a separate class on such amendment;

      WHEREAS, Members evidencing an affirmative vote of a majority of the Class 2 Units who were present (by person or proxy) at a duly called and held meeting at which a quorum was present of the Company have approved this First Amendment at a meeting of the Members held on June 22, 2004;

      WHEREAS, Members evidencing an affirmative vote of a majority of the Class 1, Class 2 Units and Class 3 Units voting together as one group at a duly called and held meeting at which a quorum was present of the Company have approved this First Amendment at a meeting of the Members held on June 22, 2004;

      WHEREAS, pursuant to Section 9.3 of the Amended and Restated Operating Agreement, the Members have granted the Secretary of the Company a special power of attorney to execute certain documents on their behalf after the necessary vote, consent or approval;

      WHEREAS, this First Amendment amends Section 5.1 of the Class 2 COD to provide that any Class 2 Units that have exercised their Class 2 Put Right may be redeemed by the Company by June 30, 2012, at the Company’s discretion and that such redemptions need not be pro rata or pursuant to any other procedure;

      WHEREAS, this First Amendment amends Section 5.5.1 of the Class 2 COD to provide that as of July 1, 2011, distributions made to holders of record of Class 2 Units which have exercised their Class 2 Put Right shall not be credited against the Exercise Price for such Class 2 Units;

      WHEREAS, prior to this First Amendment being approved by the Members, the Company mailed to the Members a Proxy Statement, dated May 17, 2004, a copy of which the Company also filed with the Securities and Exchange Commission; and

      WHEREAS, the Secretary desires to carry out the desires of the Members approving this First Amendment by signing this First Amendment on behalf of all of the Members.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this First Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

MISCELLANEOUS PROVISIONS

      1.1     Inconsistencies. To the extent of any inconsistencies between the terms of this First Amendment, the Class 2 COD, any other Certificates of Designations and the terms of the Amended and Restated Operating Agreement, the terms of the Certificate of Designations of Class 1 Units (“Class 1 COD”) and any amendments thereto shall control and, if the Class 1 COD is not effected thereby, the terms of this First Amendment shall control.

      1.2     Full Force and Effect. The Class 2 COD, as modified herein, remains in full force and effect as the agreement of the parties. The Amended and Restated Operating Agreement, as modified by the amendment to the Class 2 COD, remains in full force and effect as the agreement of the parties.

      1.3     Defined Terms. Terms not defined in this First Amendment shall have the meanings set forth in the Class 2 COD or the Amended and Restated Operating Agreement, as applicable.

ARTICLE II

AMENDMENTS

      2.1     Section 5.1 of the Class 2 COD is hereby amended to read in its entirety as follows:

5.1 Timing of Class 2 Put Right; Timing of Payment of Class 2 Put Right.

Each holder of Class 2 Units as of June 30, 2010 (the “Tenth Anniversary Date” or the “Class 2 Put Right Record Date”) will have the right (the “Class 2 Put Right”) to require the Company to redeem some or all of such holder’s Class 2 Units for the Exercise Price (defined in Section 5.4 below) by June 30, 2012 (the “Twelfth Anniversary Date”). The Exercise Price and the manner of exercising the Class 2 Put Right are set forth below. The Company may redeem any Class 2 Units that have been validly put to the Company in accordance with Section 5 herein at any time after the Board of Managers has held the meeting required by Section 5.6 herein and has determined to either

5.1.1 Continue customary operations beyond the Twelfth Anniversary Date, or

5.1.2 Maintain the Company’s existence as a going concern while meeting the requirements of Section 5.6.1 herein (herein, “Early Redemptions”).

Any Early Redemptions shall be at the sole discretion of the Company and shall not be required to be made pro rata or pursuant to any other procedure. Nothing herein shall obligate the Company to make any Early Redemptions.

      2.2     Section 5.5.1 of the Class 2 COD is hereby amended to read in its entirety as follows:

5.5.1 All distributions distributed to electing holders of Class 2 Units subsequent to the Class 2 Put Right Record Date and through June 30, 2011 will be credited against the Exercise Price. All distributions distributed to electing holders of Class 2 Units that are paid to holders of record of Class 2 Units on and after July 1, 2011 shall not be credited against the Exercise Price.

      IN WITNESS WHEREOF, this First Amendment has been duly executed by the Members, all Persons thereafter who become Additional Members, all Transferees who become Assignees, and all Persons who become a party hereto in accordance with Section 1.4.3 of the Amended and Restated Operating Agreement.

JCM PARTNERS, LLC
a Delaware limited liability company

By

Gayle M. Ing,
Secretary/Attorney-In-Fact

JCM PARTNERS, LLC
PROXY FOR ANNUAL MEETING OF MEMBERS
CLASS __ UNITS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS.

The undersigned hereby appoints Michael W. Vanni, Gayle M. Ing and Marvin J. Helder and each of them as proxy (each of whom shall have full power of substitution) of the undersigned to attend the Annual Meeting of Members of JCM Partners, LLC (“Company”), to be held on Tuesday, June 22, 2004 at 5:00 p.m., local time, at the Holiday Inn, 300 J Street, Sacramento, California, and to vote on the proposals to be presented at the Annual Meeting.

If the undersigned is an Assignee, such that the undersigned holds Units but has not been admitted as a Substitute Member in accordance with Article 1.4.2 of the Company’s Operating Agreement, this proxy shall be considered written instructions to the Company’s Board of Managers as to how any Units owned by the undersigned shall be voted at the Annual Meeting.

1.	The election of the named nominees as Group II Managers of the Company to serve until the expiration of their term of office and until a successor shall be duly elected and qualified. The managers nominated for election are: Henry Conversano, Henry Doorn, Jr. and Neal Nieuwenhuis (Proposal 1).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE NOMINEES.

A.	I vote FOR all nominees listed above, except those specified below, with cumulative votes, if applicable, to be divided equally between the nominees except as specified.	For ☐

I withhold my vote from the following individuals:

I want my cumulative votes, if applicable, divided among the nominees as follows:

B.	I WITHHOLD my authority to vote for ALL of the nominees listed above.	Withhold
☐

2.	Approval of changes to the Company’s Certificate of Designations of the Class 1 Units to implement changes to redemption payments for put Class 1 Units as set forth in the proxy statement (Proposal 2).	For ☐	Against ☐	Abstain ☐

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE FOR PROPOSAL 2.

(Continued on Back)

3.	Approval of changes to the Company’s Certificate of Designations of the Class 2 Units to implement changes to redemption payments for put Class 2 Units as set forth in the proxy statement (Proposal 3).	For ☐	Against ☐	Abstain ☐

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE FOR PROPOSAL 3.

4.	In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE BOARD’S NOMINEES, FOR THE CHANGES TO THE CERTIFICATE OF DESIGNATIONS OF THE CLASS 1 UNITS, FOR THE CHANGES TO THE CERTIFICATE OF DESIGNATIONS OF THE CLASS 2 UNITS, AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING.

The undersigned acknowledges receipt of a Notice and Proxy Statement regarding the foregoing matters.

Date	Signature of Member	Title (if applicable)

Date	Signature of Member	Title (if applicable)

Sign your name exactly as it appears on the Company’s records and return the proxy to the Company. A corporation is requested to sign its name by its President or other authorized officer with the office held designated. Executors, administrators, trustees, etc. are requested to so indicate when signing. If units are registered in two names or held as joint tenants or community property, both interested persons should sign.

I plan to attend the meeting:	Yes	No

Last Name:	Tax ID:	Voting Class	Units:

Legal Name: